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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-75677

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

               PROSPECTUS SUPPLEMENT NO. 2 DATED SEPTEMBER 8, 1999
                       TO PROSPECTUS DATED APRIL 20, 1999

     The Selling Holders table on pages 31 - 33 of the Prospectus, as previously amended, is hereby further amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

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
                                            Number of Shares    Number of Shares
                                              of Preferred       of Conversion
Selling Holders                                   Stock              Shares
---------------                                   -----              ------

Forest Global Convertible Fund Series A5         66,100*            142,112*
Forest Fulcrum Fund LP                           50,800*            109,217*
Scoggin Capital Management, L.P.                 40,000              85,998
Davis Growth & Income Fund.                      35,900              77,183
Scoggin International Fund, Inc.                 26,000              55,898
Salomon Smith Barney Inc.                         9,500              20,424
Forest Alternative Strategies II LP A5I           3,500*              7,524*
LLT LTD                                           3,400*              7,309*
Forest Alternative Strategies II LP A5M           1,400*              3,009*

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* Total number of shares; includes shares already listed in the Prospectus, as amended.
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